Exhibit 10.1
BB&T CORPORATION
2012 INCENTIVE PLAN
Restricted Stock Unit Agreement
(Non-Employee Directors)

Grant Date:	February 26, 2019
Date Vested (Subject to Section 3):	December 31, 2019
THIS AGREEMENT (the “Agreement”), made effective as of February 26, 2019 (the “Grant Date”), between BB&T CORPORATION, a North Carolina corporation (“BB&T”), for itself and its Affiliates, and the Non-Employee Director (the “Participant”) specified in the above Notice of Grant and Agreement (the “Notice of Grant”), is made pursuant to and subject to the provisions of the BB&T Corporation 2012 Incentive Plan, as it may be amended and/or restated from time to time (the “Plan”).
RECITALS:
BB&T desires to carry out the purposes of the Plan by affording the Participant an opportunity to acquire shares of BB&T Common Stock, $5.00 par value per share (the “Common Stock”), as hereinafter provided.
In consideration of the foregoing, of the mutual promises set forth below and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.Incorporation of Plan. The rights and duties of BB&T and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in this Agreement and those of the Plan, the provisions of the Plan shall govern. Unless otherwise provided herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.
2.    Grant of Restricted Stock Unit. Subject to the terms of this Agreement and the Plan, BB&T hereby grants the Participant a Restricted Stock Unit (the “Award”) for the number of whole shares of Common Stock (the “Shares”) specified in the Notice of Grant. The “Restriction Period” is the period beginning on the Grant Date and ending on such date or dates, and satisfaction of such conditions, as described in Section 3 and Section 4 herein. For the purposes herein, the Shares subject to the Award are units that will be reflected in a book account maintained by BB&T and that will be settled in whole shares of Common Stock, if and to the extent permitted pursuant to this Agreement and the Plan. Prior to distribution of the Shares upon vesting of the Award, the Award shall represent an unsecured obligation of BB&T, payable (if at all) only from BB&T’s general assets.
3.    Vesting of Award. Subject to the terms of the Plan and this Agreement (including but not limited to the provisions of Section 4 and Section 5 herein), the Award shall become fully vested and earned on the earlier of (a) December 31, 2019, or (b) the “Effective Time” as that term is defined in the Agreement and Plan of Merger by and between SunTrust Banks, Inc. and BB&T Corporation dated February 7, 2019.

The Administrator has sole authority to determine whether and to what degree the Award has vested and is payable, and to interpret the terms and conditions of this Agreement and the Plan.
4.    Termination of Service; Forfeiture of Award; Effect of Change of Control.
(a)    Except as may be otherwise provided in the Plan or Section 4(b) of this Agreement, in the event that the service of the Participant as a Director terminates for any reason and the Award has not vested pursuant to Section 3, then the Award, to the extent not vested as of the Participant’s termination of service date, shall be forfeited immediately upon such termination of service, and the Participant shall have no further rights with respect to the Award or the Shares underlying the Award. The Administrator (or its designee, to the extent permitted under the Plan) shall have sole discretion to determine if a Participant’s rights have terminated pursuant to the Plan and this Agreement, including but not limited to the authority to determine the basis for the Participant’s termination of service. The Participant expressly acknowledges and agrees that, except as otherwise provided herein, the termination of the Participant’s service as a Director shall result in forfeiture of the Award and the underlying Shares to the extent the Award has not vested as of the Participant’s termination of service date. As used in this Agreement, the phrase “termination of service” means a “separation from service,” within the meaning of Section 409A, as a Director.

(b)    Notwithstanding the provisions of Section 3 and Section 4(a), the following provisions shall apply if any of the following shall occur prior to December 31, 2019:

(i)
Death. In the event that the Participant remains in the continuous service of BB&T or an Affiliate as a Director from the Grant Date until the Participant’s death, the Award shall become fully vested as of the date of death without regard to the vesting schedule set forth in Section 3 herein.

(ii)
Disability. In the event that the Participant remains in the continuous service of BB&T or an Affiliate as a Director from the Grant Date until the date of the Participant’s disability (as determined by the Administrator or its designee in accordance with the Plan and, if applicable, Section 409A), the Award shall become fully vested as of the Participant’s date of termination of service as a Director on account of disability without regard to the vesting schedule set forth in Section 3 herein.

(iii)    Change of Control.

(A)
In the event that there is “Change of Control,” as defined in Section 4(b)(iii)(B), of BB&T subsequent to the date hereof, the Award shall be payable in accordance with this Agreement and become fully vested as of the effective date of such event without regard to the vesting schedule set forth in Section 3 herein.

(B)
For purposes of this Section 4(b)(iii), a “Change of Control” will be deemed to have occurred on the earliest of the following dates: (i) the date any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), together with its affiliates, excluding employee benefit plans of BB&T and its Affiliates, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act) of securities of BB&T representing thirty percent (30%) or more of the combined voting power of BB&T’s then outstanding securities; or (ii) the date when, as a result of a tender offer or exchange offer for the purchase of securities of BB&T (other than such an offer by BB&T for its own securities), or as a result of a proxy contest, merger, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who at the beginning of any consecutive twelve- (12-) month period during the Restriction Period of the Award constituted BB&T’s Board, plus new directors whose election or nomination for election by BB&T’s shareholders is approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of such twelve- (12-) month period (collectively, the “Continuing Directors”), cease for any reason during such twelve- (12-) month period to constitute at least two-thirds of the members of such board of directors; (iii) the date the shareholders of BB&T approve an agreement for the sale or disposition by BB&T of all or substantially all of BB&T’s assets within the meaning of Section 409A; or (iv) the date that any one person, or more than one person acting as a group, acquires ownership of stock of BB&T that, together with stock held by such person or group constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of BB&T within the meaning of Section 409A.
5.    Settlement of Award and Distribution of Shares.
(a)    Upon vesting, the Award shall be payable in a lump sum in whole shares of Common Stock. Fractional Shares shall not be issuable hereunder, and unless the Administrator determines otherwise, any such fractional Share shall be disregarded.

(b)    Shares of Common Stock subject to the Award shall, upon vesting of the Award, be issued and distributed to the Participant (or, if the Participant is deceased, to the Participant’s beneficiary or beneficiaries) in a lump sum within two and one-half (2 ½) months after the end of the Restriction Period (provided that if such two and one-half (2 ½) month period begins in one calendar year and ends in another, the Participant (or the Participant’s beneficiary or beneficiaries) shall not have the right to designate the calendar year of payment).

6.    No Right to Continued Service. Neither the Plan, the grant of the Award, nor any other action related to the Plan shall confer upon the Participant any right to continue in the service of BB&T or an Affiliate as a Director or in any other capacity or affect in any way with the right of BB&T or an Affiliate to terminate the Participant’s service at any time. Except as otherwise expressly provided in the Plan or this Agreement or as determined by the Administrator, all rights of the Participant with respect to the Award shall terminate upon termination of the service of the Participant with BB&T or an Affiliate. The grant of the Award does not create any obligation on the part of BB&T to grant any further Awards.

7.    Nontransferability of Award and Shares. The Award shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. The designation of a beneficiary in accordance with Plan procedures does not constitute a transfer; provided, however, that unless disclaimer provisions are specifically included in a beneficiary designation form accepted by the Administrator, no beneficiary of the Participant may disclaim the Award. The Participant shall not sell, transfer, assign, pledge or otherwise encumber the Shares subject to the Award until the Restriction Period has expired and all conditions to vesting and distribution have been met.

8.    Superseding Agreement; Binding Effect. This Agreement supersedes any statements, representations or agreements of BB&T with respect to the grant of the Award or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement does not supersede or amend any existing confidentiality agreement, nonsolicitation agreement, noncompetition agreement, service agreement, or any other similar agreement between the Participant and BB&T or an Affiliate, including, but not limited to, any restrictive covenants contained in such agreements.

9.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of law, and in accordance with applicable United States federal laws.

10.    Amendment and Termination; Waiver. Subject to the terms of the Plan, this Agreement may be amended or terminated only by the written agreement of the parties hereto. The waiver by BB&T of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to the extent necessary to comply with applicable law or changes to applicable law (including but in no way limited to Section 409A and federal securities laws), and the Participant hereby consents to any such amendments to the Plan and this Agreement.

11.    Issuance of Shares; Rights as Shareholder. The Participant and the Participant’s legal representatives, legatees or distributees shall not be deemed to be the holder of any Shares subject to the Award and shall not have any voting rights, dividend rights or other rights of a shareholder unless and until such Shares have been issued to the Participant or them. No Shares subject to the Award shall be issued at the time of grant of the Award. Shares subject to the Award shall be issued in the name of the Participant (or, if the Participant is deceased, in the name of the Participant’s beneficiary or beneficiaries) as soon as practicable after, and only to the extent that, the Award has vested and if such distribution is otherwise permitted under the terms of Section 5 herein. Neither dividends nor dividend equivalent rights shall be granted in connection with the Award, and the Award shall not be adjusted to reflect the distribution of any dividends on the Common Stock (except as may be otherwise provided under the Plan). No dividends on the Shares shall be payable prior to both (i) the vesting of the Award and (ii) the issuance and distribution of Shares to the Participant.

12.    Withholding; Tax Matters; Fees.

(a)    BB&T shall report all income and prior to the delivery or transfer of Shares or any other benefit conferred under the Plan, BB&T or its agent shall withhold all required local, state, federal, foreign and other income tax obligations and any other amount required to be withheld by any governmental authority or law and paid over by BB&T to such authority for the account of such recipient. In accordance with procedures established by the Administrator (including, without limitation, procedures established by the Administrator after BB&T’s adoption of ASU 2016-09, Compensation - Stock Compensation (Topic 718) dated March, 2016), the Participant may arrange to pay all applicable taxes in cash. In the event the Participant does not make such arrangements, such tax obligations shall be satisfied by the withholding of Shares to which the Participant is entitled. The number of Shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to the amount of such obligations being satisfied.

(b)    BB&T has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) related to the Award or issuance, transfer or disposition of Shares (or any other benefit) pursuant to the Award, and the Participant is in no manner relying on BB&T or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences with respect to the Award (including but not limited to the acquisition or disposition of the Shares subject to the Award) and that the Participant should consult a tax advisor prior to such acquisition or disposition. The Participant acknowledges that the Participant has been advised that the Participant should consult with the Participant’s own attorney, accountant, and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that BB&T has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

(c)    All third party fees relating to the release, delivery, or transfer of any Award or Shares shall be paid by the Participant or other recipient. To the extent the Participant or other recipient is entitled to any cash payment from BB&T or any of its Affiliates, the Participant hereby authorizes the deduction of such fees from such payment(s) without further action or authorization of the Participant or other recipient; and to the extent the Participant or other recipient is not entitled to any such payments, the Participant or other recipient shall pay BB&T or its designee an amount equal to such fees immediately upon the third party’s charge of such fees.

13.    Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement is final and binding on the parties hereto.

14.    Notices. Any and all notices under this Agreement shall be in writing and sent by hand delivery or by certified or registered mail (return receipt requested and first-class postage prepaid), in the case of BB&T, to its Human Systems Division, 200 West Second Street (27101), PO Box 1215, Winston-Salem, NC 27102, attention: Human Systems Division Manager, and in the case of the Participant, to the last known address of the Participant as reflected in BB&T’s records.

15.    Severability. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

16.    Compliance with Laws; Restrictions on Award and Shares. BB&T may impose such restrictions on the Award and the Shares or other benefits underlying the Award as it may deem advisable, including without limitation restrictions under the federal securities laws, federal tax laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such Award or Shares. Notwithstanding any other provision in the Plan or this Agreement to the contrary, BB&T shall not be obligated to issue, deliver or transfer any shares of Common Stock, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). BB&T may cause a restrictive legend or legends to be placed on any Shares issued pursuant to the Award in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

17.    Successors and Assigns. Subject to the limitations stated herein and in the Plan, this Agreement shall be binding upon and inure to the benefit of the Participant and the Participant’s executors, administrators and permitted transferees and beneficiaries and BB&T and its successors and assigns.

18.    Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

19.    Right of Offset. Notwithstanding any other provision of the Plan or this Agreement, subject to any applicable laws to the contrary, BB&T may reduce the amount of any benefit or payment otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to BB&T or an Affiliate that is or becomes due and payable, and the Participant shall be deemed to have consented to such reduction; provided, however, that to the extent Section 409A is applicable, such offset shall not exceed the greater of Five Thousand Dollars ($5,000) or the maximum offset amount then permitted under Section 409A.

20.    Adjustment of Award. The Administrator shall have authority to make adjustments to the terms and conditions of the Award in recognition of unusual or nonrecurring events affecting BB&T or any Affiliate, or the financial statements of BB&T or any Affiliate, or of changes in applicable laws, regulations or accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable laws, rules or regulations.

IN WITNESS WHEREOF, BB&T and the Participant have entered into this Agreement effective as of the Grant Date. Should the Participant fail to acknowledge his or her electronic acceptance of this Agreement, this Agreement may become null and void as of the Grant Date and the Participant may forfeit any and all rights hereunder at the discretion of the Administrator.